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                                                                      EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated January 24, 2002, included in the 2001 Annual Report to Shareholders of Textron Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84599, Form S-8 No. 333-78145, Form S-8 No. 333-50931, Form
S-8 No. 333-07121, Form S-8 No. 33-63741, Form S-8 No. 33-57025, Form S-8 No.
33-38094) of Textron Inc. and in the related Prospectus and Prospectus Supplements of our report dated January 24, 2002, with respect to the consolidated financial statements of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 29, 2001.


                                                   /s/  Ernst & Young LLP


Boston, Massachusetts
March 14, 2002